UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 22, 2016 (April 18, 2016)

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Telephone: (207) 688-6363

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2016, Avangrid, Inc. (“Avangrid”) and the Avangrid Service Company, a subsidiary of Avangrid, entered into an employment agreement with James P. Torgerson, dated as of January 1, 2016, under which Mr. Torgerson will serve as Chief Executive Officer of Avangrid. Mr. Torgerson’s prior employment agreement with UIL Holdings Corporation, dated January 23, 2006 and assumed by Avangrid on December 16, 2015, was terminated upon entry into the new employment agreement.

The agreement provides for an initial base salary of $1,000,000, subject to annual review and adjustment. Mr. Torgerson is also eligible for (i) an annual bonus equal to 50% of base salary for “satisfactory” performance, 100% for “good” performance and 150% for “excellent” performance, and (ii) an initial long-term incentive equal to 200% of base salary for “excellent performance” (subject to and in accordance with the Avangrid’s long-term incentive compensation plan). The agreement also provides for Mr. Torgerson’s continued participation in the UIL Holdings Corporation Deferred Compensation Plan that was assumed by Avangrid, with annual Company Discretionary Contributions (as such term is defined in the plan) of $1,000,000 for 2016 and 15% of Mr. Torgerson’s base salary thereafter, provided that Mr. Torgerson is employed by Avangrid on the date of each contribution. Mr. Torgerson also continues to be eligible, pursuant to the employment agreement, to participate in the UIL Long Term Incentive Program for performance periods 2014-2016 and the UIL Long Term Compensation Program 2015-2017 in accordance with the terms of such plans. Other than in the context of a termination due to a “constructive termination event,” Mr. Torgerson is required to give at least ninety days prior written notice in order to terminate his employment. Avangrid may terminate Mr. Torgerson’s employment at any time, without cause, upon 90 days prior written notice.

The employment agreement provides that Mr. Torgerson shall not be entitled to participate in any pension plan or defined benefit supplemental executive retirement plan of Avangrid or entities that control, are controlled by, or are under common control with, Avangrid. In addition, Mr. Torgerson waives, under the employment agreement, any rights he otherwise would have to payments or benefits arising under the UIL Holdings Corporation Change in Control Severance Plan II, which was previously assumed by Avangrid.

The foregoing description of the employment agreement may not contain all of the information that is important to you and is qualified in its entirety by reference to the full text of such agreement filed herewith and incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 1, 2016, among Avangrid, Inc., Avangrid Service Company and James P. Torgerson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.
(Registrant)

Dated: April 22, 2016	By:	/s/ R. Scott Mahoney
	Name:	R. Scott Mahoney
	Title:	Senior Vice President – General Counsel, Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 1, 2016, among Avangrid, Inc., Avangrid Service Company and James P. Torgerson.